Exhibit 99.1

RAINIER SURGICAL, INC.

COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Members

Rainier Surgical, Inc. and RSI Properties Management, LLC

We have audited the accompanying combined balance sheets of Rainier Surgical, Inc. and its affiliate RSI Properties Management LLC (collectively the “Company”) as of December 31, 2006 and 2005, and the related combined statements of income, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Voldal Wartelle & Co., P.S.

April 30, 2007

13343 Bel-Red Road, Bellevue, WA  98005-2333
Tel 425-643-1209  Fax 425-747-9230 www.vwc.org

RAINIER SURGICAL, INC.

COMBINED BALANCE SHEETS

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$12,615	$130,211
Receivables, net	1,100,649	1,191,961
Inventories, net	873,044	751,346
Prepaid expenses	24,758	38,661
Total current assets	2,011,066	2,112,179

Property and equipment, net	2,181,287	2,257,323

Other assets	37,334	24,021
Total assets	$4,229,687	$4,393,523

LIABILITIES AND EQUITY
Current liabilities:	$926,247	$994,178
Lines of credit	724,522	466,489
Accounts payable	208,360	218,730
Accrued liabilities	761,312	926,509
Current portion of notes payable	11,641	37,507
Current portion of capital lease obligations
Total current liabilities	2,632,082	2,643,413

Notes payable, net of current portion	1,514,345	1,494,520

Capital lease obligations, net of current portion	31,407	42,956

Commitments and contingencies	—	—

Equity	51,853	212,634

Total liabilities and equity	$4,229,687	$4,393,523

The accompanying notes are an integral part of these financial statements.

RAINIER SURGICAL, INC.
COMBINED STATEMENTS OF INCOME
Years Ended December 31, 2006 and 2005

	2006	2005

Net revenue	$6,241,598	$5,772,652

Cost of revenue	3,434,071	3,340,091

Gross margin	2,807,527	2,432,561

Operating expenses:
Selling, general and administrative	2,242,696	1,832,302
Depreciation and amortization	198,239	168,342

Total operating expenses	2,440,935	2,000,644
Operating income	366,592	431,917

Other income (expense):
Interest income	2,206	864
Interest expense	(343,989)	(214,704)
Other income (expense), net	2,086	(12,217)
Total other (expense)	(339,697)	(226,057)
Net income	$26,895	$205,860

The accompanying notes are an integral part of these financial statements.

RAINIER SURGICAL, INC.

COMBINED STATEMENTS OF CHANGES IN EQUITY

Years Ended December 31, 2006 and 2005

		Rainier Surgical, Inc.
	RSI
	Members	Common Stock		Retained	Combined
	Capital	Shares	Amount	Earnings	Total
Balance at January 1, 2005	—	$10,000	$288	$169,241	$169,529
Members’ capital contributions	171,006	—	—	—	171,006
Net income	41,056	—	—	164,804	205,860
Distributions	—	—	—	(333,761)	(333,761)
Balance at December 31, 2005	212,062	10,000	288	284	212,634
Members’ capital contributions	31,360	—	—	—	31,360
Net income (loss)	(133,835)	—	—	160,730	26,895
Distributions	(326)	—	—	(218,710)	(219,036)
Balance at December 31, 2006	$109,261	10,000	$288	$(57,696)	$51,853

The accompanying notes are an integral part of these financial statements.

RAINIER SURGICAL, INC.

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$26,895	$205,860
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	198,239	168,342
Non-cash interest and financing expenses	49,057	—
Loss on the disposal of property and equipment	—	12,985
Changes in assets and liabilities:
Receivables, net	91,312	(121,264)
Inventories, net	(121,698)	(304,038)
Prepaid expenses	13,903	(38,661)
Accounts payable	258,033	(219,494)
Accrued liabilities	(10,370)	18,940

Net cash provided by (used in) operating activities	505,371	(277,330)

Cash flows from investing activities:
Purchase of property and equipment	(116,843)	(346,958)
Loan fees capitalized	(3,798)	(14,959)

Net cash used in investing activities	(120,641)	(361,917)

Cash flows from financing activities:
Net borrowings (repayments) on lines of credit	(67,931)	994,178
Proceeds from issuance of notes payable	45,000	133,513
Payments on notes payable	(254,304)	(218,261)
Payments on capital lease obligations	(37,415)	(36,149)
Member capital contributions	31,360	171,006
Distributions paid	(219,036)	(333,761)

Net cash (used in) provided by financing activities	(502,326)	710.526

Net (decrease) increase in cash and cash equivalents	(117,596)	71,279

Cash and cash equivalents, beginning of year	130,211	58,932

Cash and cash equivalents, end of year	$12,615	$130,211

Supplemental disclosure of cash flow information:

Cash paid for interest	$347,989	$205,704

The accompanying notes are an integral part of these financial statements.

RAINIER SURGICAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2006 and 2005

DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACOUNTING POLICIES

Description of company – Rainier Surgical, Inc. (“Rainier”) provides inventory management services to clinics and doctors’ offices and provides continuous passive motion-orthopedic rehabilitation equipment for rent to patients recovering from joint surgery. Rainier also is a distributor of orthopedic implants, instrumentation, orthopedic postoperative reconstruction and rehabilitative products to hospitals and orthopedic offices.

Principles of combination – The combined financial statements include the accounts of Rainier and RSI Properties Management, LLC (“RSI”), companies under common control and ownership (collectively the “Company”). RSI is a limited liability company formed during July 2004 in the state of Washington. RSI’s principal business is to own and manage commercial property, which is rented under a long-term lease to Rainier. All significant inter-company balances and transactions have been eliminated in combination.

Use of estimates – Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Cash and cash equivalents – For purposes of the statements of cash flows, the Company considers all short-term investments with a purchased maturity of less than three months to be cash equivalents.

Inventories – Inventories, consisting of orthopedic soft goods, braces, supplies, and replacement parts, are stated at the lower of cost or market value. Until July 31, 2006, cost was determined using the weighted average cost method, thereafter cost has been determined using the first-in, first-out (FIFO) method. Management has determined that the effect of the change in costing method was not significant to the financial statements taken as a whole. Inventories are charged to cost of revenues in the period in which products and related services are provided to customers.

Property and equipment – Property and equipment is stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Buildings, land, and improvements	40 years
Machinery and equipment	5 to 7 years
Office and computer equipment, including software	5 years
Furniture and fixtures	7 years
Vehicles	5 years
Surgical instruments	7 years

Other assets – Other assets principally include capitalized costs of borrowing which are being amortized over the term of the respective debt.

Revenue recognition – The Company’s revenues are recognized in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third party payors. The Company’s billing system contains Medicare allowable price tables that reflect the fee schedule amounts in effect or contractually agreed upon by various government and commercial payors for each item of equipment or supply provided to a customer. If the payment differs from the net realizable amount, an adjustment to revenue is made in the period that these payment differences are determined. The Company reports revenues in its financial statements net of such adjustments.

Due to the nature of the industry and the reimbursement environment in which the Company operates, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products are delivered. Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available. Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payors may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review by either the Company or a third-party intermediary. Included in accounts receivable are earned but unbilled accounts receivable. Unbilled accounts receivable represent charges for goods and services provided to customers for which invoices have not yet been generated by the billing system. Prior to the delivery of equipment and supplies to customers, the Company performs certain certification and approval procedures to ensure collection is probable. Once the items are delivered, unbilled accounts receivable are recorded at net realizable amounts expected to be paid by customers and third-party payors. Billing delays, ranging from several weeks to several months, can occur due to delays in obtaining certain required payor-specific documentation from internal and external sources as well as interim transactions occurring between cycle billing dates established for each customer within the billing system, and awaiting assignment of new provider enrollment identification numbers. In the event the third party payor does not accept the claim, the customer is ultimately responsible. Amounts due from customers that are determined to be uncollectible are recognized as an adjustment to net revenues.

Accounts receivable and related allowances – The Company provides allowances for contractual adjustments and doubtful accounts. The contractual allowance is estimated based upon historical analyses to reduce receivables to amounts expected to be paid by third party payors. The Company also records an allowance for doubtful accounts for amounts to be paid by customers. The Company performs analyses to evaluate the net realizable value of accounts receivable. Specifically, the Company considers historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions. Because of continuing changes in the health care industry and third-party reimbursement practices, it is possible that the Company’s estimates could change, which could have a material impact on the Company’s results of the operations and cash flows.

Concentration of credit risk – The Company’s revenues are generated through clinics and doctors’ offices located in the Pacific Northwest. The Company generally does not require collateral or other security in extending credit to its customers; however, the Company routinely obtains assignment of (or is otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of customers. Included in the Company’s net revenues are reimbursements from government sources under Medicare, Medicaid and other federally funded programs, which aggregated represent approximately 20% of net revenues in 2006 and 2005. The Company also has received commissions from the distribution of products primarily from two companies. Commission revenue earned from these companies was $1,312,831 and $1,191,001 in 2006 and 2005, respectively. At December 31, 2006 and 2005, receivables include commissions from these two companies of $132,708 and $85,221, respectively.

Impairment or disposal of long-lived assets – In accordance with FASB Statement No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Based upon management’s impairment review, no assets were considered by management to be impaired as of December 31, 2006 and 2005, respectively.

Income taxes – The shareholders of Rainier have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and the members of RSI have elected to be taxed as a partnership. Under the Subchapter S and partnership tax provisions, the Company does not pay federal income tax. Instead, the shareholders or members are individually liable for federal income taxes on their proportionate share of taxable income or receive a tax benefit resulting from tax losses and federal income tax credits.

Cost of revenues – Cost of revenues include the cost of supplies sold to patients, commissions, and certain operating costs related to the Company’s inventory management and distributorship business lines.

Shipping and handling costs – The Company includes shipping and handling costs charged to customers in net revenues. Shipping charges paid to vendors and suppliers are included in cost of revenues, and were approximately $111,000 and $115,000 in 2006 and 2005, respectively.

Advertising costs – Advertising costs are charged to expense as incurred and are included in selling, general and administrative expenses. Advertising costs were approximately $10,000 and $8,000 during 2006 and 2005, respectively.

Contingencies – The Company is involved in certain claims and legal matters arising in the ordinary course of its business. The Company uses Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” as guidance in the application of generally accepted accounting principles related to contingencies. The Company evaluates and records liabilities for contingencies based on known claims and legal actions when it is probable a liability has been incurred and the liability can be reasonably estimated.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

In 2005, the Company acquired assets financed by capital lease obligations and notes payable of $58,800 and $ 1,564,000, respectively.

In 2006, the Company refinanced notes payable and financed loan fees, prepayment penalties, and closing costs with the issuance of a new $1,487,500 note payable. In 2005, the Company refinanced a note payable with unpaid principal of $671,488 with the issuance of a new $805,000 note payable.

RECEIVABLES, NET

At December 31, 2006 and 2005, net receivables consist of the following:

	2006	2005

Trade accounts receivable	$1,156,798	$1,246,844
Unbilled receivables	284,394	332,032

	1,441,192	1,578,876
Less: allowance for uncollectible accounts	(344,505)	(386,915)
	1,096,687	1,191,961
Employee receivables	3,962	—

	$1,100,649	$1,191,961

INVENTORIES, NET

At December 31, 2006 and 2005, net inventories consist of the following:

	2006	2005

Inventories	$1,062,044	$1,007,346
Less: allowances for unbilled revenue and slow moving inventory	(189,000)	(256,000)

	$873,044	$751,346

PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005 consist of the following:

	2006	2005

Buildings, land, and improvements	$1,430,336	$1,430,336
Machinery and equipment	422,138	364,778
Office and computer equipment, including software	299,315	248,292
Furniture and fixtures	111,917	109,512
Vehicles	111,843	111,382
Surgical instruments	27,967	22,421

	2,403,516	2,286,721

Less: accumulated depreciation and amortization	413,229	220,398

	1,990,287	2,066,323
Land	191,000	191,000

	$2,183,287	$2,257,323

LINES OF CREDIT

In 2005, the Company had $500,000 and $250,000 revolving lines of credit. The $250,000 line of credit was modified to provide for borrowings up to $1,000,000. Borrowings under these facilities bore interest at the Wall Street Journal Prime Rate plus 1.75% (9% at December 31, 2005). These facilities expired in 2006.

In 2006, the Company obtained a new $1,000,000 revolving line of credit with a bank. The line of credit was to expire on April 5, 2007, but was extended for an additional 120 days. Borrowings under the line of credit are payable upon demand, and if no demand is made, payable interest only monthly until maturity at which time all outstanding principal plus unpaid interest is due. Borrowings bear interest at the Wall Street Journal Prime Rate plus 1.75% (10.0% at December 31, 2006). All borrowings are collateralized by substantially all assets of the Company and the personal guarantees of Company officers and shareholders.

CAPITAL LEASE OBLIGATIONS

The Company has entered into several capital leases for office equipment and machinery and equipment. Amortization of leased equipment is included in depreciation and amortization on the accompanying financial statements. A summary of equipment capitalized under capital lease obligations and related accumulated amortization as of December 31, is as follows:

	2006	2005

Office equipment	$58,800	$58,800
Machinery and equipment	—	66,525

	58,800	125,325
Less: accumulated amortization	19,560	19,154

	$39,240	$106,171

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2006, are as follows:

Year Ending
December 31	Amount

2007	$14,845
2008	14,845
2009	14,845
2010	5,049

Total minimum lease payments	49,584
Less: amount representing interest	6,536

Present value of net minimum lease payments	43,048
Less: current portion	11,641

$31,407

NOTES PAYABLE

Notes payable consists of the following:

	2006	2005

Mortgage note payable to bank by RSI, payable in sixty monthly installments of $11,143 with interest at 7.5% per annum, commencing February 10, 2012, fifty nine estimated monthly installments of $1 0,930 with interest at the Five Year Home Loan Bank of Seattle Fixed Advanced Rate plus 2.0%, and a final balloon payment of approximately $1,200,763 due on January 10, 2017; secured by a deed of trust, guarantees by Rainier and the shareholders and members, and the assignment of rents.	$1,487,500	$—

Mortgage note payable to a bank by RSI, payable in monthly installments of $10,524 with interest at the Wall Street Journal Prime Rate plus 1 .5% (9.75% at December 31, 2005), secured by property and the personal guarantees of shareholders and members. Note was refinanced during 2006.	—	1,443,913

Demand notes payable to bank by Rainier, if no demand is made, payable in monthly installments with interest at the Wall Street Journal Prime Rate plus 1.75% (10% at December 31, 2006), secured by machinery and equipment.	715,207	874,836

Note payable to bank by Rainier, payable in monthly installments of approximately $1,273 including interest at Wall Street Journal Prime Rate plus 2.0% (10.25% at December 31, 2006), unpaid principal and interest due November 2009; secured by machinery and equipment	41,052	52,583

Notes payable secured by vehicles, due in monthly installments with interest at rates ranging between 5.75% - 8.90%, final payment due in January 2009.	31,898	49,697

	2,275,657	2,421,029
Less: current portion	761,312	926,509

	$1,514,345	$1,494,520

Future maturities of notes payable are as follows as of December 31, 2006:

Year Ending
December 31	Amount
2007	$761,312
2008	51,322
2009	39,888
2010	27,925
2011	30,093
Thereafter	1,365,117

$2,275,657

EQUITY

Rainier has 10,000 authorized shares of common stock, 10,000 shares of which are issued and outstanding.

RSI was formed on July 14, 2004, and has a perpetual existence unless sooner terminated by the members. RSI has authorized 10,000 common units, of which 1,000 units are issued and outstanding. RSI was formed as a single member limited liability company, and the Company’s shareholders jointly hold the issued and outstanding units as community property and are referred herein as the member or members.

COMMITMENTS AND CONTINGENCIES

Operating leases and clinic agreements – The Company has noncancelable lease obligations including an Oregon office facility and office equipment. The Company is also obligated under clinic agreements which typically obligate the Company to pay clinic rent and monthly fees under professional service agreements. Clinic agreements arc annual and automatically renew unless notice to terminate is provided by either party. Operating lease expense was $28,012 in 2006 and $62,988 in 2005. Payments to clinics for rent and professional services were $192,064 and $156,922 in 2006 and 2005, respectively.

As of December 31, 2006, future minimum payments for operating leases and clinic agreements are approximately as follows:

Year Ending	Operating	Clinic
December 31	Leases	Agreements

2007	$3,900	$189,561
2008	996	—
Thereafter	—	—

	$4,896	$189,561

Retirement plan – The Company has a qualified 401(k) retirement plan covering substantially all of its employees with twelve months or more of service. The Company’s contribution is a discretionary amount determined by the Board of Directors on an annual basis. In 2006 and 2005, the Company contributed $26,653 and $22,671 to the plan, respectively.

Contingencies – As a health care provider, the Company is subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documenting and other practices of health care companies are all subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional carriers often conduct audits and request patient records and other documents to support claims submitted by Rainier for payment of services rendered to customers, Similarly, government agencies periodically open investigations and obtain information from health care providers pursuant to legal process.

Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.

From time to time, the Company receives inquiries from various government agencies requesting customer records and other documents. It has been the Company’s policy to cooperate with all such requests for information. There are several pending government inquiries but the government has not instituted any proceedings or served the Company with any complaints as a result of these inquiries. However, the Company can give no assurances as to the duration or outcome of these inquiries.

Private litigants may also make claims against health care providers for violations of health care laws in actions known as qui tarn suits. In these cases, the government has the opportunity to intervene in, and take control of, the litigation. The Company is not currently a defendant in qui tam proceedings.

The Company is also involved in certain other claims and legal actions in the ordinary course of business. The ultimate disposition of all such matters is not expected to have a material adverse impact on its financial position, results of operations or liquidity.

The Company is subject to periodic examination by taxing authorities. During 2007, the Company received notification that the Washington State Department of Revenue would be conducting an audit for the three year period ended December 31, 2006. The Company has accrued an estimated liability of $15,000 for past taxes that they may be obligated to remit pending the resolution of the audit.

SUBSEQUENT EVENT

The Rainier shareholders have entered into a negotiation to sell their stock ownership. The contemplated transaction is expected to be completed in 2007.